SIXTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

This Sixth Amendment to Loan and Security Agreement (this "**Sixth Amendment**") is made as of December 15, 2008 by and between U.S. Facilities, Inc., a Delaware corporation (the "**Borrower**"), and TD Bank, N.A. (as successor in interest to Commerce Bank, N.A., as successor in interest to Commerce Bank/Pennsylvania, N.A.) (the "**Bank**"). This Sixth Amendment amends that certain Loan and Security Agreement dated May 31, 2000, as amended by the Amendment to Loan Documents dated August 1, 2002, as amended by the Second Amendment to Loan and Security Agreement dated February 14, 2003, as amended by the Third Amendment to Loan and Security Agreement dated September 23, 2003, as amended by the Fourth Amendment to Loan and Security Agreement dated August 1, 2004, as amended by the Fifth Amendment to Loan and Security Agreement dated November 30, 2004 (as amended, the "**Loan Agreement**"). Each initially capitalized term used herein without definition has the meaning set forth in the Loan Agreement.

STATEMENT OF PURPOSE

Pursuant to this Sixth Amendment, Borrower has requested an extension of the Termination Date of, and an increase of the Maximum Available Credit under, the Line of Credit. Bank has agreed to Borrower's request on the terms and conditions set forth herein.

It is the express intention of the Bank and the Borrower that except as otherwise expressly set forth herein, each and every term, condition and provision of each and all of the Loan Documents, is expressly ratified and confirm in full.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

1. Amendment and Restatement. The following defined terms and Sections are hereby amended and restated in their entirety as set forth below (provided, however, that the defined terms "Adjustment Date" and "Required Financial Statements" and Sections 2.2.7 and 6.1.1.7 below are not amendments and restatements but are instead amendments to the Loan Agreement):

"**Adjustment Date**" means the date on which Bank notifies Borrower that Bank has received, and is satisfied with (in the Bank's sole discretion), the Required Financial Statements. Borrower covenants that it will deliver the Required Financial Statements within 60 days after the date of this Sixth Amendment, as provided in Section 4 of this Sixth Amendment.

"**Funding Request**" means a notice substantially in the form of Exhibit A, attached hereto and made a part hereof, delivered to Bank by Borrower.

"**Maximum Available Credit**" means Two Million Three Hundred Thousand Dollars ($2,300,000) until the Adjustment Date. On the Adjustment Date and thereafter, "Maximum Available Credit" shall mean Three Million Dollars ($3,000,000).

"**Required Financial Statements**" means (a) statement of income and expense, statement of sources and uses of funds, and balance sheet and notes of Borrower as at the end of its most recent Fiscal Year (and setting forth comparative figures for the previous Fiscal Year, if any), prepared in accordance with GAAP and accompanied by a review report of an independent certified public accountant; (b) statements of income and expense, statements of sources and uses of funds, and balance sheets and notes of each Guarantor as at the end of its most recent Fiscal Year (and setting forth comparative figures for the previous Fiscal Year, if any), prepared in accordance with GAAP; (c) an aged accounts receivable and an aged accounts payable schedule and a schedule of work in process; and (d) copies of each Government Contract.

"**Termination Date**" means: (i) June 30, 2009; or (ii) such earlier date as Borrower shall determine by notice to Bank; or (iii) such other date as Bank and Borrower may, from time to time, mutually determine.

2.2.3 Interest Rate. Advances under the Line shall bear interest on the unpaid principal balance thereof from the date of each Advance to the date of payment, at a rate equal to the Wall Street Prime Rate plus one-quarter of one percent (0.25%). All interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed in each period.

2.2.7 Cleanup Period. Borrower shall reduce the balance of outstanding Advances to $0 for a period of thirty (30) consecutive days prior to the Termination Date.

6.1.1.7 Government Contract. Not later than June 30 and December 31 of each year, copies of each Government Contract as amended, certified as accurate and complete copies of each such Government Contract.

6.1.18 Solvency. At the time of each Advance, Borrower shall be Solvent and shall comply with the representations set forth in Section 5.1.14 above.

2. Deletion. The following defined terms and Sections are hereby deleted from the Loan Agreement: "Borrowing Base", "Borrowing Base Certificate", "Eligible Accounts", "Eligible Bonded Accounts", "Eligible Commercial Accounts", "Eligible Government Account", "Eligible Inventory", "Eligible Unbilled Account", Section 5.1.26.

3. Partial Deletion. The following language is hereby deleted from:

clause (d)(3) in the definition of Bank's Costs: "and the determination of Eligible Accounts and Eligible Inventory";

Section 1.2: ", as determined by the last prevailing Borrowing Base Certificate delivered by Borrower to Bank";

Section 2.2: ", which funding request shall be accompanied by a fully completed and executed Borrowing Base Certificate in the form of Exhibit B attached hereto";

Section 4.2.1: "and a completed and executed Borrowing Base Certificate";

Section 4.2.2: "and Borrowing Base Certificate";

Section 6.1.1.5: ", together with a Borrowing Base Certificate as of the end of such month"

Section 9.18: "first to the Term Loan"

4. Required Financial Statements. Borrower covenants that it will deliver the Required Financial Statements to Lender not later than sixty (60) days after the date of this Sixth Amendment. Borrower represents and warrants that the Required Financial Statements shall be true, complete and correct in all material respects, prepared in accordance with GAAP, consistently applied, and present fairly the financial condition of Borrower and or Guarantors (as the case may be) as of the dates thereof, and the results of Borrower's or Guarantors' (as the case may be) operations for the periods therein ended. Borrower further represents and warrants that, since the date of the most recent financial statements provided by Borrower or any Guarantor to Bank, there has been no Material Adverse Change, individually or in the aggregate, in the financial condition of Borrower or any Guarantor.

5. Conditions Precedent. The effectiveness of this Sixth Amendment is expressly conditioned upon the satisfaction of the following requirements:

(a) Payment to Bank of a Commitment Fee equal to Seven Thousand Dollars ($7,000);

(b) Execution and delivery to Bank of this Sixth Amendment;

(c) Execution and delivery to Bank of the Fifth Amended and Restated Line of Credit Note (the "Note");

(d) Execution and delivery to Bank of an Explanation of Waiver of Rights Regarding Confession of Judgment;

(e) Execution and delivery to Bank of the Fifth Acknowledgment of Guaranty of even date herewith by the Guarantors (the "**Acknowledgement**");

(f) Delivery to Bank of certified copies of resolutions of Borrower's board of directors, authorizing the execution and delivery of this Sixth Amendment, the Note and any other document, instrument or agreement executed in relation hereto and the performance of all transactions contemplated hereby and thereby;

(g) Delivery to Bank of certified copies of resolutions of the boards of directors of PRWT Services, Inc. ("**PRWT**") and Halifax Technical Services, Inc. ("**Halifax**"), respectively, authorizing the execution and delivery of the Acknowledgment;

(h) Payment to Bank of Bank's Costs incurred hereunder; and

(i) Execution and delivery of such other documents, instruments and agreements as Bank shall reasonably request in connection with the foregoing matters, each in form and substance satisfactory to Bank and its counsel.

6. Ratification. Borrower hereby ratifies and confirms in full, as if set forth herein in full, each and every other term, condition, provisions, covenant, representation and warranty set forth in the Loan Documents (as amended).

7. Release of Bank. Borrower hereby releases, relinquishes, discharges and waives any and all claims, demands, actions, causes of actions, suits, debts, costs, dues, sums of money, accounts, covenants, contracts, controversies, agreements, promises, trespasses, damages, judgments, executions, expenses and liabilities whatsoever, known or unknown, at law or in equity, irrespective of whether such arise out of contract, tort, violation of laws or regulations or otherwise, which Borrower (and Borrower's successors, assigns, legal representatives, heirs, executors or administrators) ever had, now have or hereafter can, may or shall have against Bank, or Bank's officers, directors, employees, representatives, agents, trustees, shareholders, partners, members, contractors, advisors, attorneys, subsidiaries, affiliates, predecessors, successors or assigns by reason of any matter, cause or thing whatsoever arising out of, relating to, or in connection with, this Sixth Amendment, the Loan Documents or the transactions contemplated hereby or thereby, whether known or unknown as of the date hereof.

8. Indemnification.

(a) Borrower hereby agrees to indemnify and to protect, defend, and hold harmless Bank, its parent, subsidiaries and/or Affiliates and its or their directors, officers, employees, agents, attorneys and shareholders, from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims, or demands, including all reasonable counsel fees incurred in investigating, evaluating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with this Sixth Amendment, the Note, or the other Loan Documents and any transaction contemplated herein or therein or arising out of the Borrower's businesses, including, but not limited to, claims based upon any act or failure to act by Bank in connection with this Sixth Amendment, the Note, or the other Loan Documents and any transaction contemplated herein or therein, except to the extent arising solely out of the gross negligence or willful misconduct of the Bank. If Borrower shall have knowledge of any claim or liability hereby indemnified against, it shall promptly give written notice thereof to Bank. THIS COVENANT SHALL SURVIVE PAYMENT OF THE INDEBTEDNESS AND THE TERMINATION OR SATISFACTION OF THE LOAN DOCUMENTS.

(b) Bank shall promptly give Borrower written notice of all suits or actions instituted against Bank with respect to which Borrower has indemnified Bank, and Borrower shall timely

proceed to defend any such suit or action. Bank shall also have the right, at the reasonable expense of Borrower, to participate in or, at Bank's election and at Borrower's expense, assume the defense or prosecution of such suit, action, or proceeding, and in the latter event, Borrower may employ counsel and participate therein. Bank shall have the right to adjust, settle, or compromise any claim, suit, or judgment after notice to Borrower, unless Borrower desires to litigate such claim, defend such suit, or appeal such judgment and simultaneously therewith deposits with Bank additional collateral security sufficient to pay any judgment rendered, with interest, costs, legal fees and expenses; and the right of Bank to indemnification under this Agreement shall extend to any money paid by Bank in settlement or compromise of any such claims, suits, and judgments in good faith, after notice to Borrower.

(c) If any suit, action, or other proceeding is brought by Bank against Borrower, for breach of Borrower's covenant of indemnity herein contained, separate suits may be brought as causes of action accrue, without prejudice or bar to the bringing of subsequent suits on any other cause or causes of action, whether theretofore or thereafter accruing.

9. Miscellaneous.

(a) Counterparts. This Sixth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Signature by facsimile or other electronic method shall bind the party thereto.

(b) Headings. Headings and titles to Sections under this Sixth Amendment are included herein for convenience of reference only and shall not constitute a part of this Sixth Amendment for any other purpose.

(c) One Agreement. This Sixth Amendment, together with the Loan Agreement (as amended from time-to-time), shall constitute one and the same agreement by and among the parties hereto and thereto and reflects the entire understanding of the parties with respect to the subject matter thereof, as corrected and amended hereby.

(d) Pennsylvania Law. The provisions of this Sixth Amendment shall be construed in accordance with the laws of the Commonwealth of Pennsylvania (but not its principles of conflicts of law) with respect to contracts to be executed and performed within the Commonwealth of Pennsylvania.

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IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Sixth Amendment to Loan and Security Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

U.S. FACILITIES, INC.

By: ______________________

Name: JAMES C. DOBROWOLSKI

Title: President

TD BANK, N.A.

By: ______________________

Name: ______________________

Title: ______________________